                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the captions "Experts", "Selected Financial Data" and "Supplemental Selected Financial Data" and to the use of our reports as follows in the Registration Statement (Form S-1 No. 333-51437) and the related Prospectus of Vision Twenty-One, Inc. dated May 12, 1998 (as amended by Post-Effective Amendment No. 1 on Form S-3 to Form S-1).

EyeCare One Corp.                            February 4, 1998
Vision Insurance Plan of America, Inc.       March 3, 1998


                                             /s/ Ernst & Young LLP
                                             ---------------------------------
                                                 Ernst & Young LLP

Milwaukee, Wisconsin
August 20, 1998